Exhibit 15.1

KPMG Auditores Independentes

Rua do Passeio, 38 - Setor 2 - 17º andar—Centro

20021-290—Rio de Janeiro/RJ - Brasil

Caixa Postal 2888—CEP 20001-970—Rio de Janeiro/RJ—Brasil

Telefone +55 (21) 2207-9400

kpmg.com.br

January 3, 2020

Petróleo Brasileiro S.A.—Petrobras

Avenida República do Chile 65

Rio de Janeiro—RJ

Re: Registration Statement on Form F-3 dated January 3, 2020 (the “Registration Statement”)

With respect to the Registration Statement, we acknowledge our awareness of the use and incorporation by reference therein of our report dated October 24, 2019 related to our review of interim financial information included in Petrobras’s Form 6-K furnished to the Securities and Exchange Commission on October 28, 2019.

Pursuant to Rule 436 under the U.S. Securities Act of 1933 (the “Act”), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG Auditores Independentes
KPMG Auditores Independentes Rio de Janeiro, Brazil

KPMG Auditores Independentes, uma sociedade simples brasileira e firma-membro da rede KPMG de firmas-membro independentes e afiliadas à KPMG International Cooperative (“KPMG International”), uma entidade suíça.	KPMG Auditores Independentes, a Brazilian entity and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.